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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C.  20549


                                    FORM 8-K


                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): July 9, 1998


                                  ACE LIMITED
             (Exact name of registrant as specified in its charter)

       Cayman Islands              1-11778               Not Applicable
(State or other jurisdiction)   (Commission    (I.R.S.Employer of Incorporation
                                File Number)          Identification No.)

            The ACE Building
          30 Woodbourne Avenue
           Hamilton, Bermuda                             HM 08
(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code: (441) 295-5200

                                 Not Applicable
         (Former name or former address, if changed since last report)
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Item 2.  Acquisition or Disposition of Assets.

     On July 9, 1998, ACE Limited completed the acquisition of all of the outstanding share capital of Tarquin Limited, a UK-based holding company which owns Lloyd's managing agency Charman Underwriting Agencies Ltd. and Tarquin Underwriting Limited, its corporate capital provider. In the acquisition, ACE issued approximately 14.3 million ordinary shares to the shareholders of Tarquin.

     Included as Exhibit 99.3 to this Current Report on Form 8-K is a copy of the press release dated July 9, 1998 announcing such completion.

Item 7.  Financial Statements and Exhibits.

     (a)   Audited Financial Statements of Traquin Limited.

           See Exhibit 99.1

     (b)   Pro Forma Financial Information

           See Exhibit 99.2

     (c)   Exhibits.

     2.1 Share Purchase Agreement dated 15 June 1998, by and among J.R. Charman & Others, Charman Group Limited, Tarquin Limited and ACE Limited

     99.1 Audited Financial Statements of Tarquin Limited as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995.

     99.2 Unaudited Pro Forma Condensed Consolidated Financial Information of ACE Limited.

     99.3  Press release, dated July 9, 1998
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: July 24, 1998                    ACE LIMITED


                                        By: Christopher Z. Marshall
                                            -----------------------
                                            Christopher Z. Marshall
                                            Chief Financial Officer
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                                 EXHIBIT INDEX

Exhibit
Number                        Description
------                        -----------

2.1 Share Purchase Agreement dated 15 June 1998, by and among J.R. Charman & Others, Charman Group Limited, Tarquin Limited and ACE Limited

99.1 Audited Financial Statements of Tarquin as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995

99.2 Unaudited Pro Forma Condensed Consolidated Financial Information of ACE Limited.

99.3      Press release, dated July 9, 1998